EMPLOYMENT AGREEMENT

              AGREEMENT made as of the 25th day of April, 1997, by and between Sheffield Medical Technologies Inc., a Delaware corporation with its principal offices at 30 Rockefeller Plaza, Suite 4515, New York, New York 10112 (the "Corporation"), and David A. Byron residing at 17674 Lasiandra Drive, Chesterfield, Missiouri 63017 ("Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

              WHEREAS, the Corporation desires to employ and retain Executive as its Executive Vice President - Scientific Affairs, upon the terms and subject to the conditions of this Agreement; and

              NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

              1. EMPLOYMENT OF EXECUTIVE. The Corporation hereby employs Executive as its Executive Vice President - Scientific Affairs, to perform the duties and responsibilities traditionally incident to such office, subject at all times to the control and direction of the Board of Directors of the Corporation.

              2. ACCEPTANCE OF EMPLOYMENT; OFFICES; TIME AND ATTENTION, ETC. (a) Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, except as hereinafter provided, he will devote his full business and professional time in utilizing his business and professional expertise, with proper attention, knowledge and skills faithfully, diligently and to the best of his ability in furtherance of the business of the Corporation and its subsidiaries and will perform the duties assigned to him pursuant to Paragraph 1 hereof. As Executive Vice President - Scientific Affairs, Executive shall also perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of the Corporation and its subsidiaries as may be reasonably assigned to Executive from time to time by the Board of Directors of the Corporation.

              (b) Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Board of Directors of the Corporation shall from time to time establish. During the period of his employment hereunder, Executive shall not, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the Corporation and its subsidiaries. Notwithstanding the foregoing in this Paragraph 2, Executive shall not be precluded from engaging in recreational, eleemosynary, educational and other activities which do not materially interfere with his duties hereunder during vacations, holidays and other periods outside of business hours.

              (c) It is anticipated that the Corporation's principal executive office (now located in New York City) shall be relocated to St. Louis, Missouri but that Executive may be required to spend substantial amounts of time at locations in and outside of St. Louis, Missouri relating to the business of the Corporation and its subsidiaries. It is understood that Executive shall continue to reside in the vicinity of St. Louis, Missouri and that the Corporation shall maintain an office in St. Louis, Missouri, which is where Executive shall maintain his principal office until the Corporation relocates from New York City to St. Louis, Missouri. The Corporation agrees to reimburse Executive for his reasonable expenses, including hotel and travel costs, associated with the Corporation's business. In addition, until completion of such relocation, it is understood that Executive shall visit the Corporation's executive office in New York City on a regular basis for meetings and to conduct Corporation business that is more appropriately conducted from such executive office.

              3. TERM. Except as otherwise provided herein, the term of Executive's employment hereunder shall commence on the date of the consummation of the merger of Camelot Pharmacal, L.L.C., a Missouri limited liability company, with and into a subsidiary of the Company (the "Merger") and shall continue to and including April 25, 2002. Notwithstanding anything to the contrary contained in the Agreement, this Agreement shall terminate and have no force and effect in the event that the Merger is not consummated on or before June 6, 1997. Unless terminated earlier in accordance with the terms hereof, this Agreement shall automatically be extended for one or more additional consecutive one year terms unless either party notifies the other party in writing at least six months before the end of the then current term (including the initial term) of its or his desire to terminate this Agreement. The last day of the term of this Agreement pursuant to this Paragraph 3 (including any early termination pursuant to the terms hereof) is referred to herein as the "Termination Date."

              4. COMPENSATION. (a) As compensation for his services hereunder, the Corporation shall pay to Executive (i) a base annual salary at the rate of $160,000, payable in equal installments in accordance with the normal payroll practices of the Corporation but in no event less frequently than semi-monthly, and (ii) such incentive compensation and bonuses, if any, as the Board of Directors of the Corporation in its absolute discretion may determine to award Executive (it being understood that this Agreement shall in no event be construed to require the payment to Executive of any incentive compensation or bonuses), it being understood that Executive shall be entitled to receive such incentive compensation and bonuses determined on a basis comparable to the incentive compensation and/or bonuses awarded to other executive officers of the Corporation. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

              (b)  During  the  period  of  Executive's   employment  hereunder,
Executive shall not be entitled to any additional compensation for rendering employment services to subsidiaries of


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
the Corporation or for serving in any office of the Corporation or any of its subsidiaries to which he is elected or appointed.

              (c) In the event that  Executive  is elected to the  Corporation's
Board of Directors, Executive will receive compensation and benefits as a director of the Corporation consistent with the compensation and benefits received by the Corporation's other directors who are also employees of the Corporation.

              5. STOCK OPTIONS. (a) As additional compensation for his services hereunder, the Corporation shall grant to Executive an option under the Corporation's 1993 Stock Option Plan (the "Plan") to acquire a total of 400,000 shares of the Corporation's common stock at an exercise price per share equal to the closing sale price of the Corporation's common stock as reported by the American Stock Exchange on the date hereof, with the terms of such option to be evidenced by (i) one option letter agreement in the form annexed as Exhibit "A" hereto ("Option Letter A-1") being exercisable for 100,000 shares of Common Stock, (ii) one option letter agreement in the form annexed as Exhibit "A-2" hereto ("Option Letter A-2") being exercisable for 150,000 shares of Common Stock and (iii) one option letter agreement in the form annexed as Exhibit "B" hereto ("Option Letter B") being exercisable for 150,000 shares of Common Stock (such option letters being referred to collectively herein as the "Plan Option Letters").

              (b) The Company represents and warrants that there are sufficient shares of Common Stock currently available under the Company's 1993 Stock Option Plan (the "1993 Plan") to cover the shares of Common Stock issuable to Executive upon exercise of Option Letter A-1.

              (c) In the event that the Company's stockholders fail at the next annual meeting of stockholders of the Corporation to approve both (i) an amendment increasing the number of shares available for the issuance of options under the Plan to an amount at least sufficient to cover all the shares of Common Stock issuable upon exercise of Option Letter A-2 and Option Letter B and
(ii) appropriate amendments to the Plan specifically confirming the right of the Corporation's Board of Directors, in the issuance of stock options under the Plan, to determine provisions regarding terms of the exercise of such stock options (including without limitation, the period of exercisability of stock options under the Plan upon termination of employment for cause or without cause) and provisions regarding forfeiture of stock options under the Plan upon termination of employment, the Company agrees, upon receipt of a written demand from Executive, to promptly amend the Plan Option Letters to provide for three non-qualified options outside the Plan having substantially the same terms and provisions of the Plan Stock Options.

              (d) In the event that (i) the Corporation is required to amend the Plan Option Letters pursuant to Paragraph 5(c) or (ii) Executive's employment by the Corporation is terminated (x) by the


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
Corporation for any reason other than for Cause, (y) by Executive as a result of an Employer Breach or (z) by the Corporation by reason of the Executive's disability or death prior to the expiration of the options evidenced by the Plan Option Letters and Executive is required after such event to pay any U.S. federal or state income and withholding tax (collectively, "Income Taxes") on any income recognized by Executive arising upon any exercise of options evidenced by the Plan Option Letters, the Corporation agrees to reimburse Executive the difference between (A) the amount of Income Taxes Executive would have been required to pay had the income recognized on such exercise been treated as a long term capital gain and (B) the amount of Income Taxes payable by Executive in respect of such exercise (the amount of such difference being referred to as the "Tax Difference" in respect of such exercise). In computing the Tax Difference, the amount of taxes payable by Executive shall be determined by assuming that the income recognized as a result of such exercise is taxed at the highest marginal federal and state income tax rates applicable to ordinary income. In addition, the Corporation shall pay Executive an amount equal to the Tax Difference arising in respect of such exercise multiplied by a fraction, the numerator of which is 1 and the denominator of which is equal to 1 minus (i) the highest marginal federal income tax rate (currently 39.6%) and (ii) the highest marginal state income tax rate applicable to Executive, in each case in respect of ordinary income, in effect at the time of such exercise. Such amount shall be paid by the Corporation within ninety (90) days after any such exercise. Notwithstanding anything to the contrary in this Agreement or the Plan Option Letters, the Corporation shall have no obligation to pay Executive any amount in excess of $250,000 in the aggregate in respect of its obligations under this subparagraph.

              6. ADDITIONAL BENEFITS; VACATION. (a) In addition to such base salary, Executive shall receive and be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, disability, medical service, insurance or other employee benefit plan generally available to the executive officers of the Corporation that may be in effect from time to time during the period of
Executive's employment hereunder. The Corporation agrees to cover Executive under any directors' and officers' liability policy maintained by the Corporation.

              (b) Executive shall be entitled to four (4) weeks' paid vacation in respect of each 12-month period during the term of his employment hereunder, such vacation to be taken at times mutually agreeable to Executive and the Board of Directors of the Corporation.

              (c) Executive shall be entitled to recognize as holidays all days recognized as such by the Corporation.

              7. REIMBURSEMENT OF EXPENSES. The Corporation shall reimburse Executive in accordance with applicable policies of the Corporation for all expenses reasonably incurred by him in


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
connection with the performance of his duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate receipts or vouchers.

              8. RESTRICTIVE COVENANT. (a) In consideration of the Corporation's entering into this Agreement, Executive agrees that during the period of his employment hereunder and, in the event of termination of this Agreement (i) by the Corporation upon Executive becoming Disabled (as that term is defined in Paragraph 13 hereof), (ii) by the Corporation for Cause (as that term is defined in Paragraph 14 hereof) or (iii) by Executive otherwise than for Employer Breach (as that term is defined in Paragraph 15 hereof), for a further period of six months thereafter, he will not (x) directly or indirectly own, manage, operate, join, control, participate in, invest in, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in a directly competitive business (as hereinafter defined) to that of the Corporation or any of its subsidiaries within the United States of America, (y) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the Corporation or any of its subsidiaries for the purpose of soliciting away, diverting or taking away any customer from the Corporation or its subsidiaries, or (z) solicit any person then engaged as an employee, representative, agent, independent contractor or otherwise by the Corporation or any of its subsidiaries, to terminate his or her relationship with the Corporation or any of its subsidiaries. For purposes of this Agreement, the term "directly competitive business" shall mean any business that is then involved in the research, development, manufacturing or commercialization in any way of any product, compound, device or method that acts or functions by, through or on the same active, binding or receptor site, mechanism of action, signaling pathway or channel as any product, compound, device or method that is or becomes a part of the Corporation's business or the business of any of its subsidiaries during Executive's employment by the Corporation or any of its subsidiaries. Nothing contained in this Agreement shall be deemed to prohibit Executive from investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Executive's holdings therein represent less than 10% of the total number of shares or principal amount of the securities of such issuer outstanding.

              (b) Executive acknowledges that the provisions of this Paragraph 8 are reasonable and necessary for the protection of the Corporation, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 8, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect.

              9. CONFIDENTIAL INFORMATION.

                 (a) Executive shall hold in a fiduciary capacity for the benefit of the Corporation and its subsidiaries all confidential information, knowledge and data relating to or concerned with its operations, sales, business and affairs, and he shall not, at any time during his employment hereunder and for two years thereafter, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation other than to the Corporation and its subsidiaries or their respective designees or except as may otherwise be reasonably required or desirable in connection with the business and affairs of the Corporation and its subsidiaries.

                 (b) Notwithstanding anything to the contrary contained herein, Executive's obligations under Paragraph 9(a) hereof shall not apply to any information which:

              (i) becomes rightfully known to Executive subsequent or prior to his employment by the Corporation;

              (ii) is or becomes available to the public other than as a result of wrongful disclosure by Executive;

              (iii) becomes available to Executive subsequent to his employment by the Corporation on a nonconfidential basis from a source other than the Corporation or its agents which source has a right to disclose such information; or

              (iv) results from research and development and/or commercial operations at any time by or on behalf of any person, company or other entity with which or with whom Executive shall become associated (in a manner consistent with the terms of this Agreement) subsequent to his employment by the Corporation or its agents totally independent from any disclosure from the Corporation or its agents.

                   (c) Notwithstanding anything to the contrary contained herein, in the event that Executive becomes legally compelled to disclose any confidential information, Executive will provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Executive shall furnish only such confidential information which is legally required to be disclosed.

              10. INTELLECTUAL PROPERTY. Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive alone or with others, during the period of his employment hereunder and applicable to the business of the Corporation or any of its subsidiaries, whether or not patentable or registrable, shall become the sole and exclusive property of the Corporation or such subsidiary. Executive shall disclose the same promptly and completely to the Corporation and shall, during the period of his


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
employment hereunder and at any time and from time to time hereafter at no cost to Executive (i) execute all documents reasonably requested by the Corporation for vesting in the Corporation or any of its subsidiaries the entire right, title and interest in and to the same, (ii) execute all documents reasonably requested by the Corporation for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (iii) give the Corporation all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Corporation's right therein and thereto.

              11. EQUITABLE RELIEF. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under Paragraphs 8, 9 or 10 this Agreement, the Corporation shall not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporation shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions of Paragraph 8, 9 or 10 hereof. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder, if and to the extent permitted hereunder.

              12. TERMINATION OF AGREEMENT; TERMINATION OF EMPLOYMENT; SEVERANCE; SURVIVAL. (a) This Agreement and Executive's employment hereunder shall terminate upon the first to occur of the following: (i) Executive becoming Disabled (as that term is defined in Paragraph 13 hereof); (ii) Executive's death; (iii) termination of Executive's employment by the Corporation for Cause or pursuant to subparagraph (b) of this Paragraph 12; (iv) termination of Executive's employment for Employer Breach and (v) the termination of this Agreement at the end of the term of this Agreement on the Termination Date pursuant to Paragraph 3.

                   (b) Notwithstanding anything to the contrary contained in this Agreement, in the event of the termination of the Executive's employment by the Corporation for any reason (other than for Cause), Executive shall be paid a severance payment equal to 75% of Executive's then current annual base salary payable in nine equal monthly installments, with the first installment being payable on the date falling two weeks after the date of such termination and each additional installment being paid every month after such date until such severance is paid in full. In the event of such termination of the Executive's employment by the Corporation (other than for Cause), the Corporation shall have no further obligation to the Executive under this Agreement other than the Corporation's obligation (i) to make such severance payment to the Executive
(ii) to pay Executive's COBRA premium payments for


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
hospitalization and medical insurance coverage provided by the Corporation and to pay Executive's premiums on any death and/or disability insurance being maintained by the Corporation for Executive at the time of such termination, in each case until the payment in full of such severance payments

                   (c) Paragraph 5(c) of this Agreement shall survive the termination of Executive's employment hereunder until the earlier to occur of Executive's exercise of all of the stock options granted pursuant to paragraph 5 and the expiration of all such stock options pursuant to the Stock Option Letters. Paragraphs 7, 8, 9, 10, 11 and 26 of this Agreement shall survive the termination of Executive's employment hereunder, except in the case of termination pursuant to Paragraph 15.

              13. DISABILITY. In the event that during the term of his employment by the Corporation Executive shall become Disabled (as that term is hereinafter defined) he shall continue to receive the full amount of the base salary to which he was theretofore entitled for a period of six months after he shall be deemed to have become Disabled (the "First Disability Payment Period"). If the First Disability Payment Period shall end prior to the Termination Date, Executive thereafter shall be entitled to receive salary at an annual rate equal to 80% of his then current base salary for a further period ending on the earlier of (i) six months thereafter or (ii) the Termination Date (the "Second Disability Payment Period"). Upon the expiration of the Second Disability Payment Period, Executive shall not be entitled to receive any further payments on account of his base salary until he shall cease to be Disabled and shall have resumed his duties hereunder and provided that the Corporation shall not have theretofore terminated this Agreement as hereinafter provided. The Corporation may terminate Executive's employment hereunder at any time after Executive is Disabled, upon at least 10 days' prior written notice; PROVIDED, HOWEVER, that such termination shall not relieve the Corporation from its obligation to make the payments to Executive described above in this Paragraph 13. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when (x) by reason of physical or mental incapacity, Executive is not able to perform his duties hereunder for a period of 90 consecutive days or for 120 days in any consecutive 180-day period or (y) when Executive's physician or a physician designated by the Corporation shall have determined that Executive shall not be able, by reason of physical or mental incapacity, to perform a substantial portion of his duties hereunder. In the event that Executive shall dispute any determination of his disability pursuant to clauses (x) or (y) above, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the United States of America, one to be selected by each of the Corporation and Executive and the third to be selected by the designated physicians. If Executive shall receive benefits under any disability policy maintained by the Corporation, the Corporation shall be entitled to deduct the amount equal to the benefits so received from base salary that it otherwise would have been required to pay to Executive as provided above.


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
              14. TERMINATION FOR CAUSE. The Corporation may at any time upon written notice to Executive terminate Executive's employment for Cause. For purposes of this Agreement, the following shall constitute Cause: (i) the willful and repeated failure of Executive to perform any material duties hereunder or gross negligence of Executive in the performance of such duties, and if such failure or gross negligence is susceptible to cure by Executive, the failure to effect such cure within twenty (20) days after written notice of such failure or gross negligence is given to Executive; (ii) except as permitted hereunder, unexplained, willful and regular absences of Executive from the Corporation; (iii) excessive use of alcohol or illegal drugs, interfering with the performance of Executives duties hereunder; (iv) indictment for a crime of theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to Executive's employment;
(v) indicted for any other felony or other crime  involving  moral  turpitude by
Executive; or (vi) the breach by Executive of any of the provisions of paragraphs 8, 9 or 10 and if such breach is susceptible of cure by Executive, the failure to effect such cure within twenty (20) days after written notice of such breach is given to Executive. For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, distinguished from an act done carelessly, thoughtlessly or inadvertently. In any such event, Executive shall be entitled to receive his base salary to and including the date of termination.

              15. TERMINATION FOR EMPLOYER BREACH. Executive may upon written notice to the Corporation terminate this Agreement (including paragraphs 8, 9, 10 and 11) in the event of the breach by the Corporation of any material provision of this Agreement, and if such breach is susceptible of cure, the failure to effect such cure within 20 days after written notice of such breach is given to the Corporation (an "Employer Breach"). Executive's right to terminate this Agreement under this Paragraph 15 shall be in addition to any other remedies Executive may have under law or equity. Paragraphs 2(d), 7 and 12(b) of this Agreement shall survive the termination of this Agreement by Executive pursuant to this Paragraph 15.

              16. INSURANCE POLICIES. The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Corporation may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Corporation may reasonably deem necessary or desirable.

              17. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto, and any prior agreement between the Corporation and Executive is hereby superseded and terminated effective immediately and shall be without further force or effect. No amendment or modification


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
himself shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

              18. NOTICES. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be delivered in person or sent by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid, if to the Corporation, at its address set forth above to the attention of the Corporation's Chief Financial Officer and, if to Executive, at his address set forth above. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Paragraph 18. Notices shall be deemed effective upon receipt.

              19. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by either party without the other party's prior written consent. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporation, its successors and assigns.

              20. WAIVERS. No course of dealing nor any delay on the part of either party in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

              21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

              22. INVALIDITY. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

              23. FURTHER ASSURANCES. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

              24. HEADINGS. The headings contained in this Agreement have been inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              25. PUBLICITY. The Corporation and Executive agree that they will not make any press releases or other announcements prior to or at the time of execution of this Agreement with respect to the terms contemplated hereby, except as required by applicable law, without the prior approval of the other party, which approval will not be unreasonably withheld.



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
              26. ARBITRATION. Any disputes arising under this Agreement shall be submitted to and determined by arbitration in New York City, New York; PROVIDED, HOWEVER, that such arbitration shall be held in St. Louis, Missouri in the event that the Company's principal executive offices is located at the time of such dispute in St. Louis, Missouri. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Any award or decision of the arbitration shall be conclusive in the absence of fraud and judgment thereon may be entered in any court having jurisdiction thereof. The costs of such arbitration shall be paid by the non-prevailing party to the extent directed by the arbitrator(s).

THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.


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


              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              SHEFFIELD MEDICAL TECHNOLOGIES INC.


                              By: /s/ George Lombardi
                                  ------------------------------
                                  George Lombardi
                                  Vice President and Chief
                                  Financial Officer


                                  /s/ David A. Byron
                                  ------------------------------
                                  David A. Byron



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